Exhibit 99.1

MACOM Reports Revenue $115.8 Million, Adjusted Gross Margin of 58.7% and

Adjusted EPS $0.40 (non-GAAP) for Fiscal First Quarter

LOWELL, MA, January 26, 2016 – M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products, today announced its financial results for its fiscal first quarter ended January 1, 2016.

First Quarter Fiscal Year 2016 GAAP Results

•	Revenue was $115.8 million, compared to $112.6 million in the prior fiscal quarter and $96.6 million in the previous year’s fiscal first quarter;

•	Gross profit was $60.3 million, compared to $57.0 million in the prior fiscal quarter and $47.4 million in the previous year’s fiscal first quarter;

•	Gross margin was 52.1 percent, compared to 50.6 percent in the prior fiscal quarter and 49.1 percent in the previous year’s fiscal first quarter;

•	Operating income was $0.2 million, compared to $4.7 million in the prior fiscal quarter and $3.4 million in the previous year’s fiscal first quarter; and

•	Net loss from continuing operations was $16.8 million, resulting in $0.32 loss per diluted share, compared to net income from continuing operations of $13.8 million, or $0.08 income per diluted share, in the prior fiscal quarter and net loss from continuing operations of $10.0 million, or $0.21 loss per diluted share, in the previous year’s fiscal first quarter.

First Quarter Fiscal Year 2016 Adjusted Non-GAAP Results

•	Adjusted gross margin was 58.7 percent, compared to 57.4 percent in the prior fiscal quarter and 56.8 percent in the previous year’s fiscal first quarter;

•	Adjusted operating income was $27.7 million, or 23.9 percent of revenue, compared to $26.2 million, or 23.3 percent of revenue, in the prior fiscal quarter and $21.2 million, or 21.9 percent of revenue, in the previous year’s fiscal first quarter;

•	Adjusted net income was $21.8 million, or $0.40 per diluted share, compared to adjusted net income of $18.8 million, or $0.34 per diluted share, in the prior fiscal quarter and adjusted net income of $14.4 million, or $0.29 per diluted share, in the previous year’s fiscal first quarter; and

•	Adjusted EBITDA was $33.5 million, compared to $29.9 million for the prior fiscal quarter and $24.6 million for the previous year’s fiscal first quarter.

Management Commentary

John Croteau, MACOM’s President and Chief Executive Officer, stated, “During the first quarter, our business performed as expected with revenue across Networks, Multi-market and Aerospace and Defense coming in essentially flat quarter-on-quarter.

Most notable, during the quarter we achieved a major milestone for the core MACOM business, reaching 60 percent adjusted gross margin excluding the impact of the two recent acquisitions. Our new, high-margin products have fueled the steady expansion of our gross margin and enabled us to achieve the target operating model we set for ourselves two years ago.”

Mr. Croteau concluded, “Comparing our second quarter guidance to our fiscal third quarter results six months ago, which included the automotive business that we divested last August, I’m proud to say that in five months we’ve replaced that revenue and EPS contribution and repositioned the company with higher quality revenue, faster growth and stronger earnings potential.”

Business Outlook

For the fiscal second quarter ending April 1, 2016, MACOM expects revenue to be in the range of $128.0 million to $132.0 million. Adjusted gross margin is expected to be between 56 and 59 percent, and adjusted earnings per share between $0.42 and $0.45 on an anticipated 56.5 million diluted shares outstanding.

Conference Call

MACOM will host a conference call on Tuesday, January 26, 2016 at 5:00 p.m. Eastern Time to discuss its fiscal first quarter and fiscal year 2016 financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 17676407. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a passcode of 17676407. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About MACOM

M/A-COM Technology Solutions Holdings, Inc. (www.macom.com) is a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products that enable next-generation internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired and wireless networks, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our statements regarding our expectations for our recent acquisitions, statements about our replacement of the contributions of our former automotive business and repositioning of our company with higher quality revenue, faster growth and stronger earnings potential and any other statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including greater than expected dilutive effect on earnings of our equity issuances, outstanding indebtedness and related interest expense and other costs, the potential that the expected rollout of fiber-to-the-home network technology or other new network technology deployments in China, Japan and other geographies fails to occur, occurs more slowly than we expect or does not result in the amount or type of new business we anticipate, lower than expected demand in any or all of our primary end markets or from any of our large OEM customers based on seasonal effects, macro-economic weakness or otherwise, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program or InP laser production capacity expansion program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of Active Antennas, GaN, InP lasers or other solutions offered by us, failures or delays in porting and qualifying GaN or InP process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, failure of any announced transaction to close in accordance with its terms, failure to successfully integrate acquired companies, technologies or products or realize synergies associated with acquisitions, the potential that we will experience difficulties in managing the personnel and operations associated with our acquisitions, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture, joint venture, financing or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the impact of changes in export, environmental or other laws applicable to us, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, the potential loss of access to any in-licensed intellectual property or inability to license technology we may require on reasonable terms, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended October 2, 2015 as filed with the SEC on November 24, 2015. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with adjusted non-GAAP financial information. Adjusted items include revenue, gross profit, gross margin, operating margin, operating income, net income, earnings per share, Adjusted EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes discontinued operations, the impact of fair value accounting in merger and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, litigation settlement and costs, changes in the carrying values of assets and liabilities measured at fair value, contingent consideration, amortization of debt discounts and issuance costs, debt settlement costs, other non-cash expenses, earn-out costs, restructuring costs and certain income tax items. Management does not believe that the adjusted items are reflective of MACOM’s underlying performance. The adjustment of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from Adjusted EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this adjusted non-GAAP financial information provides additional insight into these items and MACOM’s performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s operations and enable more meaningful period to period comparisons. These adjusted non-GAAP measures may be different than similar measures used by other companies and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and adjusted non-GAAP financial data used in this earnings release is included in the supplemental financial data attached to this press release.

* * *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bob.mcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended
	January 1, 2016	October 2, 2015	January 2, 2015
Revenue	$115,774	$112,564	$96,556
Cost of revenue	55,456	55,603	49,137

Gross profit	60,318	56,961	47,419

Operating expenses:
Research and development	25,322	22,002	18,782
Selling, general and administrative	34,686	29,964	25,228
Restructuring charges	157	308	—

Total operating expenses	60,165	52,274	44,010

Income from operations	153	4,687	3,409

Other income (expense):
Warrant liability gain (expense)	(14,878)	9,651	(10,608)
Interest expense, net	(4,346)	(4,425)	(4,723)
Other income, net	100	131	375

Total other income (expense)	(19,124)	5,357	(14,956)

Income (loss) before income taxes	(18,971)	10,044	(11,547)
Income tax benefit	(2,201)	(3,797)	(1,584)

Income (loss) from continuing operations	(16,770)	13,841	(9,963)
Income from discontinued operations	1,199	40,564	3,657

Net income (loss)	$(15,571)	$54,405	$(6,306)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.32)	$0.26	$(0.21)
Income from discontinued operations	0.02	0.76	0.08

Income (loss) per share – basic	$(0.29)	$1.02	$(0.13)

Diluted:
Income (loss) from continuing operations	$(0.32)	$0.08	$(0.21)
Income from discontinued operations	0.02	0.74	0.08

Income (loss) per share – diluted	$(0.29)	$0.81	$(0.13)

Shares – Basic	53,015	53,287	47,606

Shares – Diluted	53,015	54,991	47,606

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	January 1, 2016	October 2, 2015
ASSETS
Current assets:
Cash and cash equivalents	$47,808	$122,312
Short term investments	29,754	39,557
Accounts receivable, net	92,524	83,950
Inventories	100,999	79,943
Deferred income taxes	31,431	31,431
Prepaids and other current assets	26,890	27,026

Total current assets	329,406	384,219
Property and equipment, net	94,439	83,759
Goodwill and intangible assets, net	412,583	337,012
Deferred income taxes	49,619	48,239
Other long-term assets	12,402	13,022

TOTAL ASSETS	$898,449	$866,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt obligations	$4,486	$4,058
Accounts payable, accrued liabilities and other	76,283	67,418

Total current liabilities	80,769	71,476
Long-term debt obligations, less current portion	342,151	340,504
Common stock warrant liability	36,700	21,822
Deferred income taxes	12,780	—
Long-term liabilities and other	7,397	7,916

Total liabilities	479,797	441,718
Stockholders’ equity	418,652	424,533

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$898,449	$866,251

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three Months Ended
	January 1, 2016	January 2, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,571)	$(6,306)
Non-cash adjustments	39,334	26,354
Change in operating assets and liabilities	(8,249)	(32,568)

Net cash from operating activities	15,514	(12,520)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(85,517)	(208,467)
Purchases and sales of investment securities	9,543	—
Purchases of property and equipment	(6,230)	(2,956)
Acquisition of intellectual property	(476)	(1,056)

Net cash used in investing activities	(82,680)	(212,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of debt	(875)	(875)
Payment of assumed debt	(8,731)	(1,081)
Proceeds from stock option exercises and employee stock purchases	2,817	1,732
Repurchase of common stock	(339)	(337)
Borrowings on revolving facility	—	100,000

Net cash from financing activities	(7,128)	99,439

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(210)	—
NET CHANGE IN CASH AND CASH EQUIVALENTS	(74,504)	(125,560)
CASH AND CASH EQUIVALENTS – Beginning of period	122,312	173,895

CASH AND CASH EQUIVALENTS – End of period	$47,808	$48,335

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended		Three Months Ended
	January 1, 2016		October 2, 2015		January 2, 2015
	Amount				Amount
Revenue – GAAP	$115,774		$112,564		$96,556

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross Profit – GAAP	$60,318	52.1	$56,961	50.6	$47,419	49.1
Intangible amortization expense	7,167	6.2	7,647	6.8	5,359	5.6
Non-cash compensation expense	491	0.4	607	0.5	342	0.4
Equity-based compensation	51	—	(21)	—	58	0.1
Acquisition FMV step-up expense (inventory/fixed assets)	(226)	(0.2)	(631)	(0.6)	835	0.9
Third-party engineering costs	—	—	—	—	924	1.0
Integration costs and synergy savings	158	0.1	41	—	(4)	—

Adjusted Gross Profit (NonGAAP)	$67,959	58.7	$64,604	57.4	$54,933	56.8

Research and Development – GAAP	$25,322	21.9	$22,002	19.5	$18,782	19.5
Non-cash compensation expense	(2,142)	(1.9)	(2,380)	(2.1)	(1,005)	(1.0)
Equity-based compensation	(894)	(0.8)	27	—	(519)	(0.5)
Acquisition FMV step-up expense (inventory/fixed assets)	(204)	(0.2)	(204)	(0.2)	(204)	(0.2)
Integration costs and synergy savings	(597)	(0.5)	(149)	(0.1)	(171)	(0.2)
Third-party engineering costs	—	—	—	—	924	1.0

Adjusted Research and Development (NonGAAP)	$21,485	18.6	$19,296	17.1	$17,807	18.4

Selling, General and Administrative – GAAP	$34,686	30.0	$29,964	26.6	$25,228	26.1
Earn-out costs	196	0.2	(330)	(0.3)	—	—
Intangible amortization expense	(4,423)	(3.8)	(4,345)	(3.9)	(1,053)	(1.1)
Non-cash compensation expense	(7,383)	(6.4)	(5,589)	(5.0)	(2,395)	(2.5)
Equity-based compensation	(462)	(0.4)	173	0.2	(317)	(0.3)
Acquisition FMV step-up expense (inventory/fixed assets)	(28)	—	(28)	—	(28)	—
Litigation related costs	(108)	(0.1)	(188)	(0.2)	(560)	(0.6)
Transaction expenses	(3,111)	(2.7)	(193)	(0.2)	(4,636)	(4.8)
Integration costs and synergy savings	(571)	(0.5)	(315)	(0.3)	(296)	(0.5)

Adjusted Selling, General and Administrative (NonGAAP)	$18,796	16.2	$19,149	17.0	$15,943	16.5

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Total operating expenses – GAAP	$60,165	52.0	$52,274	46.4	$44,010	45.6
Intangible amortization expense	(4,423)	(3.8)	(4,345)	(3.9)	(1,053)	(1.1)
Non-cash compensation expense	(9,525)	(8.2)	(7,968)	(7.1)	(3,400)	(3.5)
Equity-based compensation	(1,356)	(1.2)	199	0.2	(836)	(0.9)
Acquisition FMV step-up expense (inventory/fixed assets)	(232)	(0.2)	(232)	(0.2)	(232)	(0.2)
Contingent consideration and earn-out costs	196	0.2	(330)	(0.3)	—	—
Restructuring charges	(157)	(0.1)	(309)	(0.3)	—	—
Integration costs and synergy savings	(1,168)	(1.0)	(464)	(0.4)	(467)	(0.5)
Litigation related costs	(108)	(0.1)	(188)	(0.2)	(560)	(0.6)
Transaction expenses	(3,111)	(2.7)	(192)	(0.2)	(4,636)	(4.8)
Third-party engineering	—	—	—	—	924	1.0

Adjusted Total Operating Expenses (NonGAAP)	$40,281	34.8	$38,445	34.2	$33,750	35.0

Income (loss) from operations – GAAP	$153	0.1	$4,687	4.2	$3,409	3.5
Intangible amortization expense	11,590	10.0	11,992	10.7	6,412	6.6
Non-cash compensation expense	10,016	8.7	8,575	7.6	3,742	3.9
Equity-based compensation	1,407	1.2	(221)	(0.2)	894	0.9
Contingent consideration and earn-out costs	(196)	(0.2)	330	0.3	—	—
Restructuring charges	157	0.1	308	0.3	—	—
Acquisition FMV step-up expense (inventory/fixed assets)	6	—	(399)	(0.4)	1,067	1.1
Litigation related costs	108	0.1	188	0.2	560	0.6

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Transaction expenses	3,111	2.7	192	0.2	4,636	4.8
Integration costs and synergy savings	1,326	1.1	505	0.4	463	0.5

Adjusted Income (Loss) from Operations (NonGAAP)	$27,678	23.9	$26,157	23.3	$21,183	21.9

Depreciation expense	3,903	3.4	3,786	3.4	3,387	3.5
Other income, net	1,954	1.7	—	—	—	—

Adjusted EBITDA	$33,535	29.0	$29,943	26.6	$24,570	25.4

Interest expense – GAAP	$4,475	3.9	$4,425	3.9	$4,723	4.9
Non-cash interest expense	(405)	(0.3)	(405)	(0.4)	(439)	(0.5)

Adjusted Interest Expense (NonGAAP)	$4,070	3.5	$4,020	3.6	$4,284	4.4

Net income (loss) – GAAP	$(15,571)	(13.4)	$54,405	48.3	$(6,306)	(6.5)
Discontinued operations	—	—	(40,564)	(36.0)	(3,657)	(3.8)
Intangible amortization expense	11,590	10.0	11,992	10.7	6,412	6.6
Non-cash compensation expense	10,016	8.7	8,576	7.6	3,742	3.9
Equity-based compensation	1,407	1.2	(221)	(0.2)	894	0.9
Contingent consideration	(196)	(0.2)	330	0.3	—	—
Restructuring charges	157	0.1	308	0.3	—	—
Warrant liability (gain) expense	14,879	12.9	(9,651)	(8.6)	10,608	11.0
Non-cash interest expense	405	0.3	405	0.4	439	0.5
Acquisition FMV step-up expense (inventory/fixed assets)	6	—	(399)	(0.4)	1,067	1.1
Litigation related costs	108	0.1	188	0.2	560	0.6
Integration costs and synergy savings	1,299	1.1	505	0.4	463	0.5
Transaction expenses	3,111	2.7	192	0.2	4,636	4.8
Tax effect of non-GAAP adjustments	(5,378)	(4.6)	(7,117)	(6.3)	(4,119)	(4.3)
Transition services for divested business and other	—	—	(130)	(0.1)	(375)	(0.4)

Adjusted Net Income (NonGAAP)	$21,833	18.9	$18,819	16.7	$14,364	14.9

	Three Months Ended January 1, 2016		Three Months Ended October 2, 2015		Three Months Ended January 2, 2015
	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share
GAAP	$(15,571)	$(0.29)	$54,405	$0.81	$(6,306)	$(0.13)

Adjusted (NonGAAP)	$21,833	$0.40	$18,819	$0.34	$14,364	$0.29

	Shares		Shares		Shares
Diluted Shares – GAAP	53,015		54,991		47,606
Incremental stock options, warrants, restricted stock and units	1,997		—		1,599

Adjusted Diluted Shares (NonGAAP)	55,012		54,991		49,206

Three Months Ended January 1, 2016
Revenue – GAAP	$115,774
FiBest and Aeroflex/Metelics revenue	4,577

Adjusted Revenue – excluding acquisitions (NonGAAP)	$111,197

Adjusted Gross Profit (Non-GAAP)	$67,959
FiBest and Aeroflex/Metelics gross profit	1,234

Adjusted Gross Profit – excluding acquisitions (NonGAAP)	$66,725

Adjusted Gross Margin (NonGAAP)	60.0%
Adjusted Net income (NonGAAP)	$21,833
FiBest and Aeroflex/Metelics net income	501

Adjusted Net Income – excluding acquisitions (NonGAAP)	$21,332

Adjusted income per diluted share (NonGAAP)	$0.39